THE OMNI INVESTMENT FUND

                  INDIVIDUAL RETIREMENT ACCOUNT APPLICATION
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Account
Holder      Name__________________________________________________________
            Home Address__________________________________________________
            City ____________________ State____________Zip________________
            Home Phone (___) ___ - ____Business Phone (___) ___ - ____
            Date of Birth __ - __ - ____ Social Security # ___ - __ - ____
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Investment
Instructions

     Under the provisions of my Individual Retirement Account (IRA), I understand that the options available to me are limited to investments in The OMNI Investment Fund and are governed by the terms of the current prospectus. By giving instructions to invest in The OMNI Investment Fund, I acknowledge receipt of such prospectus. The minimum initial investment is $1,000.00.

     IFTC, as custodian of your IRA, charges an annual administrative fee of $12.00 per fund investment. You may enclose a separate check for this fee, or include it in your purchase total. This fee is subject to change.

     Deposit Amount $_______________ The OMNI Investment Fund

     ___ $12 Custodian Fee Included

         Total Amount of Check Enclosed $__________

SEND TO:     DST Systems, Inc., c/o The OMNI Investment Fund,
             P.O. Box 419958, Kansas City, MO  64141
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Type of
Account & Contributions

   ___ Normal IRA - Contributions
       Current Tax Year  19___    $__________
       Prior Tax Year    19___    $__________
   ___ SEP IRA - Contributions     ___ Self Employed (Employer Contributions)
       Current Tax Year  19___   $__________    ___ Receive My Employer's
                                                    Contributions
       Prior Tax Year    19___   $__________    ___ Receive Salary Reductions
                                                    from Employer
   ___ IRA - Contribution $__________ Rolled Over within 60 days of my receipt from
   ___ My Employer's Qualified Plan     ___ My 403(b) plan     ___ My IRA
   ___ My SEP IRA
   ___ Direct Rollover from   ___ my Employer's Qualified Plan
   ___ my 403(b) plan

     (Please complete The OMNI Investment Fund Direct Rollover Request)

   ___ Transfer Assets direct from another IRA

     (Please complete The OMNI Investment Fund Transfer Request)

   ___ Transfer Assets direct from IRA R/O (conduit account) previously rolled over from
   ___ my Qualified Plan     ___ my 403(b) plan
       Please complete The OMNI Investment Fund Transfer Request)
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
DESIGNATION OF BENEFICIARY(IES): I designate the individual(s) named below the Beneficiary(ies) of this IRA. I revoke all prior IRA Beneficiary designations, if any, made by me for these assets. I understand that I may change or add Beneficiaries at any time by written notice to the Custodian.
If I am not survived by any Beneficiary, my Beneficiary shall be my estate. (If no percentage is specified, primary beneficiaries will share the account balance equally.)

PRIMARY
BENEFICIARY(IES)
          Name___________________ Percent of Acct. ____  Percent SS#_____
          Birthdate_________ Relationship ____________________
          Address______________________________________________

          Name___________________ Percent of Acct.____ Percent SS# ______
          Birthdate__________Relationship _____________________
          Address_______________________________________________

CONTINGENT
BENEFICIARY(IES)
          Name __________________ Percent of Acct._____ Percent SS#______
          Birthdate _________ Relationship _____________________
          Address_________________________________________________

       Name ___________________ Percent of Acct._____ Percent SS# ____
       Birthdate __________________Relationship_____________________
       Address______________________________________________________
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Spousal Consent:

(This section should be reviewed if the account holder is married and designates a beneficiary other than the spouse. It is the account holder's responsibility to determine if this section applies. The account holder may need to consult with legal counsel. Neither the Custodian nor the Sponsor are liable for any consequences resulting from a failure of the account holder to provide proper spousal consent.)


     I am the spouse of the above named account holder. I acknowledge that I have received a full and reasonable disclosure of my spouse's property and financial obligations. Due to any possible consequences of giving up my community property interest in this IRA, I have been advised to see a tax professional or legal advisor.

     I hereby consent to the beneficiary designation(s) indicated above. I assume full responsibility for any adverse consequence that may result. No tax or legal advice was given to me by the Custodian or Sponsor.

     _____________________________            ________________
     SIGNATURE OF SPOUSE                      DATE


     _____________________________            ________________
     SIGNATURE OF WITNESS FOR SPOUSE          DATE
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Account holder Signature:           Important:  Please read before signing
By signing this Application establishing an IRA, the undersigned: (1) establishes an Individual Retirement Account pursuant to the Internal Revenue Code of 1986, as amended, and in accordance with all the terms of the custodial Agreement on Form 5305A, (2) certifies that all contributions to the IRA meet the requirements of the Code governing such contributions, (3) appoints Investors Fiduciary Trust Company, or its successors, as Custodian on the Account, (4) states that he or she has received, read, accepts and specifically incorporates herein the Custodial Agreement to the Custodian necessary to enable the Custodian to carry out its duties under the Custodial Agreement, and (6) agrees that he or she has received and read the Prospectus for the investment selected and that this account will be subject to the Custodial Agreement as amended from time to time.

Under penalties of perjury, I certify that the number shown on this form is my correct social security number.

SIGN
HERE:             __________________________    _____________
                  Signature of Depositor        Date
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Acceptance of Custodian:             Investors Fiduciary Trust Company